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                                                                     EXHIBIT 3.9


                            COLONIAL PROPERTIES TRUST

                             ARTICLES SUPPLEMENTARY

                                  RECLASSIFYING

                                2,000,000 SHARES

        8.875% SERIES B CUMULATIVE REDEEMABLE PERPETUAL PREFERRED SHARES

                                       AND

                                 300,000 SHARES

              9.25% SERIES C CUMULATIVE REDEEMABLE PREFERRED SHARES

                               Dated June 8, 2004


                  This ARTICLES SUPPLEMENTARY (the "ARTICLES SUPPLEMENTARY") is made as of the date set forth above by Colonial Properties Trust, an Alabama real estate investment trust (the "COMPANY").

                  WHEREAS, on February 23, 1999, the Company duly classified 2,000,000 unissued preferred Shares ("PREFERRED SHARES") of the Company, as described in Section 6.3 of the Declaration of Trust of the Company, as amended (the "DECLARATION OF TRUST"), as 8.875% Series B Cumulative Redeemable Perpetual Preferred Shares ("8.875% SERIES B PREFERRED SHARES"), having the designated voting rights, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof set forth in the Company's Articles Supplementary dated February 23, 1999;

                  WHEREAS, on June 14, 2001, the Company duly classified 2,300,000 unissued Preferred Shares as 9.25% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share ("9.25% SERIES C PREFERRED SHARES"), having the designated voting rights, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof set forth in the Company's Articles Supplementary dated June 14, 2001;

                  WHEREAS, all 2,000,000 of the 8.875% Series B Preferred Shares and 300,000 of the 9.25% Series C Preferred Shares remain unissued by the Company; and

                  WHEREAS, the Board of Trustees of the Company (the "BOARD OF TRUSTEES") desires to reclassify all 2,000,000 unissued 8.875% Series B Preferred Shares and the 300,000 unissued 9.25% Series C Preferred Shares and restore them to the status of unclassified and unissued Preferred Shares capable of being classified or reclassified from time to time by the Board of Trustees pursuant to the Declaration of Trust;

                  NOW THEREFORE, in accordance with Section 10-13-7(b) of the Code of Alabama, the Trustees do hereby set forth and certify the following information:

                  1. The name of the trust is Colonial Properties Trust.

                  2. Under the authority contained in the Declaration of Trust, the Board of Trustees has reclassified all 2,000,000 unissued 8.875% Series B Preferred Shares and the 300,000 unissued 9.25% Series C Preferred Shares as unclassified preferred Shares, as described in Section 6.3 of the Declaration of Trust.

                  3. The aggregate number of issued shares of the Company after giving effect to the reclassification of the aforesaid 8.875% Series B Preferred Shares and 9.25% Series C Preferred Shares is as follows:



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                  Common Shares of Beneficial Interest            32,556,446

                  9.25% Series C Cumulative Redeemable             2,000,000
                  Preferred Shares of Beneficial Interest

                  8 1/8% Series D Cumulative Redeemable              500,000
                  Preferred Shares of Beneficial Interest


                           [SIGNATURE PAGE TO FOLLOW]



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                  IN WITNESS WHEREOF, the Company has caused this Articles
Supplementary to be executed under seal on this 8th day of June, 2004 by the undersigned officer, who acknowledges, under penalty of perjury, that this document is his free act and deed, and that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects.


                                               COLONIAL PROPERTIES TRUST



                                               By: /s/ John P. Rigrish
                                                   -----------------------------
                                                   John P. Rigrish
                                                   Executive Vice President and
                                                   Chief Administrative Officer